EMPLOYMENT AGREEMENT
                              --------------------

        AGREEMENT dated as of the 1st day of January, 2001 by and between Netsmart Technologies, Inc., a Delaware corporation with its principal office at 146 Nassau Avenue, Islip, New York 11751 (the "Company"), and James L. Conway, residing at 951 Roxbury Drive, Westbury, NY 11590 (the "Executive").

                                   WITNESSETH:

        WHEREAS, the Company has engaged Executive as the chief executive officer and desires to continue to obtain the benefits of Executive's knowledge, skill and ability in connection with managing the operations of the Company and to continue to employ Executive on the terms and conditions hereinafter set forth; and

        WHEREAS, Executive desires to provide his services to the Company and to accept employment by the Company on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

        1. Employment and Duties.
           ---------------------

               (a) Subject to the terms and conditions hereinafter set forth, the Company hereby employs the Executive as its Chief Executive Officer, and he shall have the duties and responsibilities associated with the chief executive officer of a public corporation. Additionally, during the Term, as hereinafter defined, the Company shall include Executive as one of the board of directors' nominees for election as a director. During the Employment Term, as hereinafter defined, the Executive shall report to the Company's board of directors (the "Board"). Executive shall also perform such other duties and responsibilities as may be determined by the Board, as long as such duties and responsibilities are consistent with those of the Chief Executive Officer.

               (b) The Executive shall serve as a director of the Company or any of its subsidiaries, if elected, and in such executive capacity or capacities with respect to any affiliate of the Company to which he may be elected or

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appointed, provided that such duties are consistent with those of the Company's
Chief Executive Officer. During the Employment Term, the Executive shall receive no additional compensation for services rendered pursuant to this Paragraph 1(b).

               (c) Unless terminated earlier as provided for in Paragraph 1(d) or 5 of this Agreement, this Agreement shall have an initial term (the "Initial Term") commencing as of the date of this Agreement and expiring on December 31, 2003. The Executive shall have the right, on notice given not later than sixty
(60) days prior to the end of the Initial Term, to extend the term for a period of one (1) year. The Initial Term and the one-year extension are collectively referred to as the "Employment Term."

               (d) Notwithstanding the provisions of Paragraph 1(c) of this Agreement, as long as this Agreement shall not have been terminated pursuant to Paragraph 5(a), (b) or (c) of this Agreement, the Executive, on ninety (90) days written notice to the Board, shall have the right to terminate the Employment Term, in which event the Employment Term shall end on the date set forth in such notice with the same effect as if such date were the last day of the Employment Term set forth in Paragraph 1(c) of this Agreement.

               (e) Immediately following the Employment Term, whether the Employment Term shall have expired pursuant to Paragraph 1(c) of this Agreement or terminated by the Executive pursuant to Paragraph 1(d) of this Agreement, but excluding any termination by the Company pursuant to Paragraph 5(a), (b) or (c) of this Agreement, the Executive shall serve as a consultant to the Company during the Consulting Term. The Consulting Term shall mean the five (5) year period immediately following the expiration or termination of the Employment Term. The Employment Term and the Consulting Term are collectively referred to as the Term.

               (f) During the Consulting Term the Executive shall serve as a consultant to the Company and shall report to such executive officer as shall be designated by the Company's chief executive officer. The nature of the Executive's services during the Consulting Term shall be as mutually agreed upon

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by the Company's chief executive officer and the Executive, and may include services relating to the Company's strategy for marketing its products and developing its business plan. The Executive shall be required to devote such time to his services for the Company as he may determine, it being understood that the services being rendered during the Consulting Term shall not be the Executive's principal activity and that the Executive may engage in such business, charitable and personal activities as he may determine, subject to the provisions of Paragraphs 6, 7 and 8 of this Agreement. In rendering services during the Consulting Term, the Company shall not require the Executive to perform services which would interfere with his other business, charitable and personal activities or which would require him to return from or change his plans for any vacations, and, if he so elects, the Executive may perform such services from his residence.

        2. Executive's Performance. Executive hereby accepts the employment
           -----------------------
contemplated by this Agreement. During the Employment Term, Executive shall devote substantially all of his business time to the performance of his duties under this Agreement, and shall perform such duties diligently, in good faith and in a manner consistent with the best interests of the Company.

        3. Compensation and Other Benefits.
           -------------------------------

               (a) (i) For his services to the Company during the Employment Term, the Company shall pay the Executive an annual salary ("Salary") for the year 2001 at the rate of $170,400.00 to be increased on January 1, 2002 and on each January 1st thereafter by a percentage equal to the greater of five percent (5%) or the cost of living increase. All Salary payments shall be payable in such installments as the Company regularly pays its executive officers, but not less frequently than semi-monthly.

                      (ii) The cost of living increase shall be computed as follows:

                             (A) The cost of living index, as hereinafter
defined, for each January, commencing January 2002, shall be compared with the cost of living index for January of the previous year. The cost of living increase shall mean the percentage increase in the cost of living index from the

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previous January to the January as of which the computation is made. Such determination shall be made as soon as possible after release of the cost of living index for which the computation is being made, and the Company shall, on the next payroll date, pay to the Executive as additional Salary, any back Salary not paid pending determination of the cost of living increase.

                             (B) The cost of living index shall mean the
"Consumers Price Index for Urban Wage Earners and Clerical Workers (Revised Series) - New York Metropolitan Area," published by the Bureau of Labor Statistics of the United States Department of Labor. If the cost of living index in its form as of the date of this Agreement or the calculation basis thereof shall be revised therefrom or discontinued, the parties shall make an appropriate adjustment in the provisions of this Paragraph 3(a).

                             (C) As used in this Agreement, the term "Salary"
shall mean the salary in effect at the time of the relevant event after giving effect to any adjustments made pursuant to this Paragraph 3(a).

               (b) If the Compensation Committee of the Board establishes a bonus pool for the Company's key management employees, which plan may be based on a percentage of the Company's net income or such other formula as the Compensation Committee may determine, the Executive shall participate in the bonus pool. The size of the bonus pool and the extent of Executive's participation in the bonus pool will be determined by the Compensation Committee, whose determination shall be final, binding and conclusive on the Company and Executive. If for any year no bonus pool is established, the Executive shall be eligible for a discretionary bonus by the Compensation Committee or the Board. Any bonus payments made to the Executive shall hereinafter be referred to as a "Bonus."

               (c) During the Consulting Term, the Executive shall receive compensation at the annual rate of $75,000, payable in regular monthly installments payable the first day of each month. In addition, if the Executive is elected as a director of the Company during the Consulting Term, he shall be entitled to such compensation and other benefits as are provided to other independent directors.

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               (d) In addition to Salary and Bonus, the Executive shall receive the following benefits during the Term:

                      (i) Major medical health insurance for the Executive and members of his immediate family.

                      (ii) Accident and life insurance and officer's life insurance to the extent such benefits are provided to the Company's executive officers and long-time disability insurance which is presently in effect for the Executive; provided that during the Consulting Term such insurance shall only be provided to Executive and members of his immediate family to the extent permitted by the Company's insurers.

                      (iii) Long-term medical care insurance to the extent that the Company is able, by using reasonable efforts, to obtain such coverage for an annual premium which does not exceed $3,000. To the extent that the annual premium for such coverage exceeds $3,000, if the Executive desires such coverage, he shall be responsible for the additional premiums.

                      (iv) An automobile allowance of $1,000 per month payable monthly.

                      (v) Vacation in accordance with Company policy.

               (e) Subsequent to the Term, and for the balance of the Executive's life, the Company will obtain major medical health insurance for the Executive and his spouse which, to the extent practical, is comparable with the major medical health insurance provided from time to time by the Company to its employees; provided, that to the extent that such insurance costs the Company more than $400 per month, any excess shall be paid by the Executive. In the event that the Executive is or can be covered by major medical insurance by another company during the Consulting Term or thereafter, the Company shall not be required to provide such benefits to the Executive.

               (f) In the event of a termination of Executive's employment as a result of his death or Disability, as hereinafter defined, the Company shall continue to pay to Executive or his beneficiary, his Salary at the annual rate

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in effect at the date of death or termination resulting from a Disability, until the earlier of (i) six (6) months from the date of death or such termination or
(ii) the expiration of the Term.

               (g) Any payments ("disability insurance payments") received by Executive pursuant to a disability policy obtained through the Company (whether paid for by the Company or Executive) shall be applied on a dollar-for-dollar basis to reduce the Salary or disability payments payable by the Company pursuant to this Agreement during the period when such disability insurance payments are being made.

               (h) As used in this Agreement, the term "Cash Compensation" shall include Salary, Bonus, automobile expenses and vacation pay. One month's Cash Compensation shall mean one twelfth (1/12) of the sum of (i) the annual Salary,
(ii) the Bonus for previous year, (iii) the annual automobile allowance plus
(iv) the annual vacation pay. During the Consulting Term, references to "Salary" shall mean the annual compensation payable pursuant to Paragraph 3(c) of this Agreement.

               (i) In the event that, during the Fee Payment Period, the Company consummates a Covered Transaction, the Company shall (x) issue to the Executive the Warrants in respect of the Equity Consideration paid by Company in the Covered Transaction and (y) pay to the Executive the Cash Fee with respect to Other Consideration in the Covered Transaction which is either paid by or received by the Company, its stockholders or any other party to the Covered Transaction or the stockholders of any other party to the Covered Transaction. As used in this Paragraph 3(i), the following terms shall have the meanings set forth below:

                      (i) The Fee Payment Period shall mean the period commencing on the date of this Agreement and ending on the first to occur of (A) December 31, 2004, (B) the date on which the Executive resigns from the Company other than (x) pursuant to Paragraph l(d) or 5(e) of this Agreement or (y) upon expiration of the Term, or (C) the date of termination of employment if this Agreement is terminated pursuant to Paragraph 5(c).

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                      (ii) A Covered Transaction shall mean a Transaction (other than an Excluded Transaction) with another party who is introduced to the Company directly or indirectly by the Executive during the Fee Payment Period if the Transaction is closed during the Fee Payment Period. If the Transaction involves more than one closing or the issuance of securities or other consideration on more than one occasion, the Transaction shall be a Covered Transaction if the initial closing or the initial payment or issuance of consideration occurs during the Fee Payment Period.

                      (iii) A Transaction shall mean any of the following:

                             (A) Any merger, consolidation, sale by the Company
of all or substantially all of its business or assets or the sale of the stock, business or assets of any subsidiary; regardless of whether the consideration is paid to the Company or its stockholders.

                             (B) The acquisition by the Company of any the stock
or assets of any other corporation, partnership, limited liability company, regardless of whether the consideration is paid to the other entity or its stockholders, partners, members or other holders of beneficial interests therein, other than the purchase of capital assets or other assets by the Company in the normal course of business.

                             (C) Any joint venture or similar transaction
pursuant to which the Company and one or more other parties contribute funds or assets, including intellectual property rights, to a third party.

                             (D) Any licensing, distribution or similar
transaction in which the Company pays or receives consideration for the grant or receipt of licensing, distribution, marketing or similar rights.

                             (E) Any other transaction which results in a
business combination.

                      (iv) An Excluded Transaction shall mean a Transaction with respect to which either (x) the Executive introduced the Company to an investment banker or finder or other third party who receives a commission, fee or other compensation with respect to the Transaction or (y) a Transaction which

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is brought to the attention of the Executive in the Executive's position of chief executive officer or a director of or a consultant to the Company. With respect to Excluded Transaction, the Board or the Compensation Committee shall have the right to issue to the Executive Warrants or pay a Cash Fee which is less than the amount provided for in this Paragraph 3(i).

                      (v) The Equity Consideration shall mean the shares of the Company's common stock or Convertible Securities issued by the Company in a Covered Transaction.

                      (vi) Convertible Securities shall mean warrants, convertible debt, convertible preferred stock or other debt or equity instruments or agreements upon the exercise or conversion of which or pursuant to the terms of which shares of the Company's common stock may be issued.

                      (vii) Warrants shall mean warrants to purchase such number of shares of common stock as equals two percent (2%) of the total number of shares of common stock issued in the Covered Transaction. The number of shares of common stock to be issued in the Covered Transaction shall include all shares of common stock which are issuable upon the conversion or exercise of or pursuant to the terms of Convertible Securities which are issued in the Covered Transaction. The Warrants shall have a term of five years from the date of issuance, provide for a cashless exercise and shall include provisions which protect the holder in the event that the Company shall (A) pay a dividend or make a distribution on its shares of common stock in shares of common stock or convertible securities, (B) subdivide or reclassify its outstanding common stock into a greater number of shares or otherwise effect a stock split, or (C) combine or reclassify its outstanding common stock into a smaller number of shares or otherwise effect a reverse split. The exercise price of the Warrants shall be equal to the closing price of the common stock as reported on the principal market on which the common stock is traded on the date of the execution of the definitive agreement relating to the Transaction or the closing date (or initial closing date if there are more than one closing), whichever price is lower. The holder of the Warrants shall have piggyback registration rights with respect to the shares of common stock issuable upon exercise of the Warrants, subject to the customary right of the Company's underwriters' to exclude such shares from the registration statement as long as the holders of

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the Warrants are not treated less favorably than any other persons with piggyback registration rights. If the Covered Transaction requires the filing of a registration statement in connection with the issuance by the Company of shares of common stock or Convertible Securities in the Transaction, the shares of common stock issuable upon exercise or conversion of the Warrant shall be included in such registration statement.

                      (viii) The Cash Fee shall be one percent (1%) of the Other Consideration.

                      (ix) The Other Consideration shall mean any consideration of any kind and description, including equity (other than Equity Consideration), cash, notes or other evidences of indebtedness, Convertible Securities, assets which are issued or paid by the Company, the other party to the Transaction or a third party; provided, however, that liabilities assumed by the acquiring party shall not be included in Other Consideration. In the case of a joint venture or similar Covered Transaction in which both the Company and one or more other parties issue or pay consideration, the Other Consideration shall include the consideration paid by all parties. Other consideration shall be valued as follows:

                             (A) If the Other Consideration consists of
promissory notes, debentures or other evidences of indebtedness which are not Convertible Securities, the Other Consideration with respect thereto shall be the principal amount thereof.

                             (B) Any consideration paid to any party in respect
of a covenant not to compete or similar covenant and any consideration paid to executives to the extent that the consideration exceeds the amount which would otherwise be paid to such executive based on his or her compensation package in effect prior to the negotiations relating to the Covered Transaction shall be included in Other Consideration.

                             (C) Any equity consideration, including Convertible
Securities, shall be based on the closing price of the common stock on the principal market on which the common stock is traded on the date of the closing of the Covered Transaction. For purpose of determining the Other Consideration,

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Convertible Securities shall have a value equal to the value of the shares of common stock issuable upon conversion or exercise of the Convertible Securities, less any consideration required to be paid pursuant to the term of the Convertible Securities for the issuance of the common stock; provided, that if Convertible Securities are issued and there is a public market for the Convertible Securities, then the Convertible Securities shall be based on the closing price of the Convertible Security on the principal market on which the Convertible Securities are traded on the date of the closing of the Covered Transaction.

                             (D) Notwithstanding the provisions of Paragraph
3(i)(viii)(C), if the securities to be issued in the Covered Transaction are to be publicly traded commencing on or about the closing date, the securities shall be valued based on the average of the closing prices of the securities for the twenty (20) consecutive trading days commencing five (5) trading days after the closing of the Covered Transaction.

                      (x) If all or a portion of the Equity Consideration or Other Consideration payable in connection with a Covered Transaction includes future payments, then the Company shall issue to the Executive any additional Warrants and pay to the Executive any additional cash fee, determined in accordance with this Agreement, when, and if such payments are paid.

                      (xi) In the event that there is a conflict as to whether a Transaction was brought to the attention of the Company by the Executive or another person or in the event that more than one person brought the Transaction to the attention of the Company, the determination of the persons entitled to compensation as a result of the Transaction shall be determined by the Board, it being understood that the total compensation payable to the Executive and any other officers, directors or consultants under this provision or similar provisions contained in the employment or consulting agreement shall not exceed
(A) Warrants to purchase two percent (2%) of the Equity Consideration and (B) a Cash Fee of one percent (1%) of the Other Consideration.

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                      (xii) The Board may, with the consent of the Executive,
provide compensation to the Executive for services rendered in connection with a business transaction which is different from the compensation described in this Paragraph 3(i), including, by way of illustration, a phantom stock program in which the Executive and other executives of the Company participate.

        4. Reimbursement of Expenses. The Company shall reimburse Executive,
           -------------------------
upon presentation of proper expense statements, for all authorized, ordinary and necessary out-of-pocket expenses reasonably incurred by Executive during the Term in connection with the performance of his services pursuant to this Agreement hereunder in accordance with the Company's expense reimbursement policy.

        5. Termination of Employment.
           -------------------------

               (a) This Agreement and Executive's employment and consulting relationship hereunder shall terminate immediately upon the death of the Executive.

               (b) This Agreement and Executive's employment and consulting relationship pursuant to this Agreement, may be terminated by the Executive or the Company on not less than thirty (30) days' written notice in the event of Executive's Disability. The term "Disability" shall mean any illness, disability or incapacity of the Executive which prevents him from substantially performing his regular duties for a period of three (3) consecutive months or four (4) months, even though not consecutive, in any twelve (12) month period. However, if the Executive is covered by long-term disability insurance, the Company may not terminate this Agreement pursuant to this Paragraph 5(b) unless the Executive is eligible for disability payments under his long-term disability insurance.

               (c) The Company may terminate this Agreement and the Executive's employment and consulting relationship pursuant to this Agreement for cause, in which event no further Cash Compensation shall be payable to Executive subsequent to the date of such termination. The term "Cause" shall mean (i) repeated failure to perform material instructions from the Company's chief executive officer, provided that such instructions are reasonable and consistent with Executive's duties as set forth in Paragraph 1 of this Agreement, (ii) a

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breach of Paragraphs 6, 7 or 8 of this Agreement; (iii) a breach of trust whereby the Executive obtains personal gain or benefit at the expense of or to the detriment of the Company; or (iv) a conviction of the Executive of any felony. If the Company proposes to terminate this Agreement pursuant to clauses
(i), (ii) or (iii) of this Paragraph 5( c), the Company shall notify the Executive in writing setting forth in reasonable detail the basis for the proposed termination, and the Executive shall have a reasonable opportunity to respond to the Board and to be represented before the Board by counsel. If this Agreement is terminated pursuant to clause (iv) of this Agreement, and the conviction is subsequently reversed on appeal, the Company shall pay the Executive his Salary for the balance of the Employment Term. For purposes of clauses (iv) of this Agreement, a guilty plea or plea of nolo contendere or similar plea shall be deemed to be a conviction.

               (d) In the event that the Company terminates Executive's employment other than (i) as provided in Paragraphs 5(a), (b) and (c) or (ii) as a result of or following a change of control (other than as provided in Paragraph 5(e) of this Agreement), the Company shall pay to Executive as severance payments (A) his Salary as provided in this Agreement for the balance of the Term, (B) the Bonus paid to Executive for the previous year, both of which shall be paid in twelve (12) equal monthly installments commencing within the month following the month in which Executive's termination occurs.

               (e) (i) In the event that, following a change of control, as hereinafter defined, Executive is either dismissed other than for cause, or resigns for any reason, or his employment is terminated as a result of a Disability, the Company shall pay Executive severance pay in an amount (determined at the rate in effect on the date of dismissal or resignation) equal to the sum of (A) twelve (12) months' Cash Compensation plus (B) the applicable number of months' Cash Compensation, all of which shall be paid to the Executive on the date of the termination of his employment or consulting relationship. The applicable number of months shall be the greater of (x) thirty (30) or (y) one and one-half (1.5) multiplied by the number of full or partial years during which the Executive served as an officer or director of or consultant to the Company, with service as an officer of Creative Socio-Medics Corp. ("CSM") and

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its predecessor being counted as service as an officer of the Company; provide, that in no event shall the applicable number of months exceed thirty six (36).

                      (ii) A change of control shall occur or be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty five (25%) percent or more of the combined voting power of the Company's then outstanding securities, or (B) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a least a majority thereof unless the election of each new director was nominated, ratified or approved by at least two-thirds (2/3) of the directors then still in office who were either directors at the beginning of such period or who were elected or appointed with the approval or ratification of at least two-thirds (2/3) of the directors who were directors at the beginning of such period, or (C) the Board of Directors shall have determined that an event, other than as described in clauses (A) and
(B) of this Paragraph 5(e)(ii), results in a change of control, or (D) a CSM Disposition, as hereinafter defined. For purposes of clause (B) of this Paragraph 5(e)(ii), the directors at the beginning of the initial period shall mean Messrs. Edward D. Bright, James L Conway, John F. Philips, Gerald Koop, and Joseph G. Sicinski.

                      (iii) A CSM Disposition shall mean a transaction, however structured, as a result of which the Company ceases to own the business presently being conducted by CSM, as the same business may be developed in the future, and includes, but is not limited to, a sale by CSM of all or a substantial portion of its business and assets, the sale by the Company of all or substantially all of the stock of CSM (provided that a public offering by CSM shall not be treated as a CSM Disposition), the merger or consolidation of CSM with or into another corporation if, as a result thereof, the Company ceases to own a controlling interest in CSM.

               (f) In the event of any termination of Executive's employment or consulting relationship hereunder, including termination for cause as provided for herein, Executive shall be entitled to all rights under the Company's

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benefit plans which had vested as of the date of termination of his employment or his consulting relationship. In addition, for a period of eighteen (18) months after any such termination, the Company shall provide Executive and, to the extent permitted by the Company's insurance plans, his eligible family members with the hospitalization, life insurance, medical and major medical benefits which would have been provided to Executive if he had continued in the employ of or as a consultant to the Company pursuant to this Agreement, except that the Company shall not be required to provide life insurance coverage for any family member.

        6. Trade Secrets and Proprietary Information. Executive recognizes and
           -----------------------------------------
acknowledges that the Company, through the expenditure of considerable time and money, has developed and will continue to develop in the future information concerning customers, clients, marketing, products, services, business, research and development activities and operational methods of the Company and its customers or clients, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, the disclosure of which could or does have a material adverse effect on the Company, its business, any business it proposes to engage in, its operations, financial condition or prospects and that the same are confidential and proprietary and considered "confidential information" of the Company for the purposes of this Agreement. In consideration of his employment and engagement as a consultant, Executive agrees that he will not, during or after the Term, without the consent of the chief executive officer, make any disclosure of confidential information now or hereafter possessed by the Company, to any person, partnership, corporation or entity either during or after the term here of, except that nothing in this Agreement shall be construed to prohibit Executive from using or disclosing such information (a) if such disclosure is necessary in the normal course of the Company's business in accordance with Company policies or instructions or authorization from the chief executive officer, (b) such information shall become public knowledge other than by or as a result of disclosure by a person not having a right to make such disclosure,
(c) complying with legal process; provided, that in the event Executive is required to make disclosure pursuant to legal process, Executive shall give the

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Company prompt notice thereof and the opportunity to object to the disclosure, or (d) subsequent to the Term, if such information shall have either (i) been developed by Executive independent of any of the Company's confidential or proprietary information or (ii) been disclosed to Executive by a person not subject to a confidentiality agreement with or other obligation of confidentiality to the Company. For the purposes of Paragraphs 6, 7 and 8 of this Agreement, the term "Company" shall include the Company, its parent, its subsidiaries and affiliates.

        7. Covenant Not To Solicit or Compete.
           ----------------------------------

               (a) During the period from the date of this Agreement until one
(1) year following the date on which Executive's employment or consulting relationship is terminated, Executive will not, directly or indirectly:

                      (i) Persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of the Company to cease doing business with the Company, or to reduce the amount of business it does with the Company (the terms "customer" and "client" as used in this Paragraph 7 to include any potential customer or client to whom the Company submitted bids or proposals, or with whom the Company conducted negotiations, during the term of Executive's employment or consulting relationship hereunder or during the twelve
(12) months preceding the termination of his employment or consulting relationship, as the case may be);

                      (ii) solicit for himself or any other person or entity other than the Company the business of any person or entity which is a customer or client of the Company, or was a customer or client of the Company within one
(1) year prior to the termination of his employment or consulting relationship;

                      (iii) persuade or attempt to persuade any employee of the Company, or any individual who was an employee of the Company during the one (1) year period prior to the lawful and proper termination of this Agreement, to leave the Company's employ, or to become employed by any person or entity other than the Company; or

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                      (iv) engage in any business in the United States whether
as an officer, director, consultant, partner, guarantor, principal, agent, employee, advisor or in any manner, which directly competes with the business of the Company as it is engaged in at the time of the termination of this Agreement, unless, at the time of such termination or thereafter during the period that the Executive is bound by the provisions of this Paragraph 7, the Company ceases to be engaged in such activity, provided, however, that nothing in this Paragraph 7 shall be construed to prohibit the Executive from owning an interest of not more than five (5%) percent of any public company engaged in such activities.

               (b) The Executive acknowledges that the restrictive covenants (the "Restrictive Covenants") contained in Paragraphs 6 and 7 of this Agreement are a condition of his employment and his consulting relationship are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall remain in full force and effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

               (c) The Company acknowledges that the payment of Cash Compensation to Executive is a necessary prerequisite to Executive being bound by the Restrictive Covenants. If the Company fails to pay to Executive his Cash Compensation, or any part hereof, within ten business days after receipt of written notice of such failure, Executive shall be relieved of his obligations to comply with the Restrictive Covenants.

        8. Inventions and Discoveries. Executive agrees promptly to disclose in
           --------------------------
writing to the Company any invention or discovery made by him during the period of time that this Agreement remains in full force and effect, whether during or after working hours, in any business in which the Company is then engaged or which otherwise relates to any product or service dealt in by the Company and such inventions and discoveries shall be the Company's sole property. Upon the Company's request, Executive shall execute and assign to the Company all applications for copyrights and letters patent of the United States and such foreign countries as the Company may designate, and Executive shall execute and deliver to the Company such other instruments as the Company deems necessary to vest in the Company the sole ownership of all rights, title and interest in and to such inventions and discoveries, as well as all copyrights and/or patents. If services in connection with applications for copyrights and/or patents are performed by Executive at the Company's request after the termination of his employment hereunder, the Company shall pay him reasonable compensation for such services rendered after termination of this Agreement.

        9. Injunctive Relief. Executive agrees that his violation or threatened
           -----------------
violation of any of the provisions of Paragraphs 6, 7 or 8 of this Agreement shall cause immediate and irreparable harm to the Company. In the event of any breach or threatened breach of any of said provisions, Executive consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting Executive from any violation or threatened violation of such provisions and compelling Executive to comply with such provisions. This Paragraph 9 shall not affect or limit, and the injunctive relief provided in this Paragraph 9 shall be in addition to, any other remedies available to the Company at law or in equity or in arbitration for any such violation by Executive. In the event an injunction is issued against any such violation by Executive, the period referred to in Paragraph 7 of this Agreement shall continue until the later of the expiration of the period set forth therein or one (1) month from the date a final judgment enforcing such provisions is entered and the time for appeal has lapsed. Subject to Paragraph 7(c) of this Agreement, the provisions of Paragraphs 6, 7, 8 and 9 of this Agreement shall survive any termination of this Agreement and Executive's employment and consulting relationship pursuant to this Agreement.

        10. Indemnification. The Company shall provide Executive with payment of
            ---------------
legal fees and indemnification to the maximum extent permitted by the Company's Certificate of Incorporation, By-Laws, and the Delaware General Corporation Law.

        11. Miscellaneous.
            -------------

               (a) (i) Executive represents, warrants, covenants and agrees that he has a right to enter into this Agreement, that he is not a party to any agreement or understanding, oral or written, which would prohibit performance of his obligations under this Agreement, and that he will not use in the performance of his obligations hereunder any proprietary information of any other party which he is legally prohibited from using.

                      (i) The Company represents, warrants and agrees that it has full power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Company further represents, warrants and agrees that the Agreement: (A) has been duly authorized by the Board and no other corporate action is required of the Company to enter into this Agreement and perform its obligations hereunder; (B) does not require the consent of any third party; and (C) does not violate any law, regulation, rule or material agreement, mortgage, bond, pledge, note or other instrument to which it or its properties are bound.

               (b) Executive will cooperate with the Company in connection with the Company's application to obtain key-man life insurance on his life, on which the Company will be the beneficiary. Such cooperation shall include the execution of any applications or other documents requiring his signature and submission of insurance applications and submission to a physical.

               (c) Any notice, consent or communication required under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt; or by registered or certified mail, return receipt requested, or te1ecopier or similar means of communication if receipt is acknowledged or if transmission is confirmed by mail as provided in this Paragraph 11 (c), to the parties at their respective addresses set forth at the beginning of this Agreement or by telecopier to the Company at (631) 968-2123 or to Executive at (516) 334-5126, with notice to the Company being sent to the attention of the individual who executed this Agreement on behalf of the Company. Either party may, by like notice, change the person, address or telecopier number to which notice is to be sent. If no telecopier number is provided for Executive, notice to him shall not be sent by telecopier.

               (d) This Agreement shall in all respects be construed and interpreted in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York applicable to contracts executed and to be performed wholly within such State, without regard to principles of conflicts of laws except that the provisions of Paragraph 10 shall be governed by the Delaware General Corporation law.

               (e) Except for actions, suits, or proceedings taken pursuant to or under Paragraph 6, 7, 8 or 9 of this Agreement, any dispute concerning this Agreement or the rights of the parties hereunder shall be submitted to binding arbitration in New York City before a single arbitrator under the rules of the American Arbitration Association. The award of the arbitrator shall be final, binding and conclusive on all parties, and judgment on such award may be entered in any court having jurisdiction. The arbitrator shall have the power, in his discretion, to award counsel fees and costs to the prevailing party. The arbitrator shall have no power to modify or amend any specific provision of this Agreement except as expressly provided in Paragraph 11(f) of this Agreement.

               (f) Notwithstanding the provisions of Paragraph 11(e) of this Agreement, with respect to any claim for injunctive relief or other equitable remedy pursuant to Paragraph 9 of this Agreement or any claim to enforce an arbitration award or to compel arbitration, the parties hereby (i) consents to the exclusive jurisdiction of the United States District Court for the Southern or Eastern District of New York and Supreme Court of the State of New York in the County of New York or Suffolk, (ii) agree that ally process in any action commenced in such court under this Agreement may be served upon him personally, either (A) by certified or registered mail, return receipt requested, or by

Federal Express or other courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon him in New York City or Suffolk County, as the case may be, or (B) by any other method of service permitted by law, and (iii) waives any claim that the jurisdiction of any such court is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereof.

               (g) If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court or arbitrator having jurisdiction may reduce the scope of any provision of this Agreement, including the geographic and temporal restrictions set forth in Paragraph 7 of this Agreement, so that it complies with applicable law.

               (h) This Agreement constitute the entire agreement of the Company and Executive as to the subject matter hereof, superseding all prior or contemporaneous written or oral understandings or agreements, including any and all previous employment agreements or understandings, all of which are hereby terminated, with respect to the subject matter covered in this Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

               (i) Neither party hereto shall have the right to assign or transfer any of its or his rights hereunder except in connection with a merger of consolidation of the Company or a sale by the Company of all or substantially all of its business and assets.

               (j) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and permitted assigns.

               (k) The headings in this Agreement are for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

               (1) No delay or omission to exercise any right, power or remedy accruing to either party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in an applicable writing. All remedies afforded to either party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by such party of any other rights or the seeking of any other rights or remedies against any other party.

                         [Signatures on following page]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NETSMART TECHNOLOGIES, INC.

By:  /*/
     -----------------------------------
     Edward D. Bright
     Chairman, Compensation Committee

By:  /*/
     ----------------------------------
     Anthony F. Grisanti
     Chief Financial Officer

EXECUTIVE:

/*/
---------------------------------------
James L. Conway